UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 11, 2006

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On December 7, 2006, GulfMark Offshore, Inc., a Delaware corporation, or the Company, elected Bruce A. Streeter as Chief Executive Officer of the Company. Mr. Streeter continues to serve as President, a position he has held since 1990, and as a Director of the Company, having first been elected in 1997. In connection with his election as Chief Executive Officer, no material plan, contract or arrangement to which Mr. Streeter is a party was entered into or modified, and no grant or award or modification to a grant or award under any such material plan, contract or arrangement was made. Mr. Streeter continues to be compensated by the Company in accordance with his existing employment agreement and the terms of the Company’s employee benefit and share incentive plans.

A copy of the press release relating to Mr. Streeter’s election as Chief Executive Officer is attached to this report as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

    d)    Exhibits

      The following exhibits are filed with this report.

Exhibit No.	Descriptions
99.1	Press Release of GulfMark Offshore, Inc., dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc. (Registrant)
By:	/s/ Edward A. Guthrie
Executive Vice President - Finance and Chief Financial Officer

Date: December 11, 2006